                                                                    Exhibit 3.18

                         AMENDED AND RESTATED BY-LAWS
                                       OF
                            SOROS ASSOCIATES, INC.
                            ----------------------


                                   ARTICLE I
                                   ---------
                                    OFFICES
                                    -------

     The corporation shall continuously maintain in the State of Delaware a registered office and a registered agent whose office is identical with such registered office. The corporation may have such other offices, either within or without the State of Delaware, as the business of the corporation may require from time to time.


                                  ARTICLE II
                                  ----------
                                 STOCKHOLDERS
                                 ------------

     SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders shall be held not later than seventy-five (75) days after the close of each fiscal year of the corporation for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. Such annual meeting shall be held on such date as the Board of Directors shall determine, subject to the requirements of the foregoing sentence.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the President, by the Board of Directors or by the holders of not less than one-fifth (1/5th) of all the outstanding shares of the corporation.

     SECTION 3. PLACE OF MEETING. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated in the Notice or Waiver of Notice of the meeting. If no designation is made, the place of the meeting shall be the registered office of the corporation in the State of Delaware.

     SECTION 4. NOTICE AND WAIVER OF NOTICE. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty (20) nor more than sixty (60) days before the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid. Whenever any notice whatsoever is required to be given, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

     SECTION 5. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than sixty (60) days and, for a meeting of Shareholders, not less than ten (10) days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, immediately preceding such meeting. If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     SECTION 6. VOTING OF SHARES. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, each outstanding share shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of stockholders.

     SECTION 7. QUORUM. Unless otherwise provided in the Certificate of Incorporation, a majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders; provided, that if less than a quorum is present, a majority of the shares represented at the meeting may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by law, the Certificate of Incorporation or these By-Laws.

     SECTION 8. PROXIES. A stockholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed. Unless the appointment of a proxy contains an express limitation on the proxy's authority, a corporation may accept the proxy's vote or other action as that of the stockholder making the appointment.

     No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this Section. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

     An appointment of a proxy is revocable by the stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest in the shares or in the corporation generally.

     SECTION 9. INFORMAL ACTION BY STOCKHOLDERS. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of the stockholders of the corporation, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given in writing to those stockholders who have not consented in writing.

     SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares registered in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him either in person or by proxy.

     Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the share so transferred.

     SECTION 11. VOTING TRUST AGREEMENTS. Any number of stockholders of the corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed that set forth in the written voting trust agreement, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purposes of the agreement. A counterpart of any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a stockholder of the corporation, in person or by agent or attorney, as is the record of stockholders of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

     SECTION 12. VOTING AGREEMENTS. Stockholders may provide for the voting of their shares by signing an agreement for that purpose. A voting agreement created under this Section is not subject to the provisions of Section 11.

     A voting agreement created under this Section is specifically enforceable in accordance with the principles of equity.

     SECTION 13. CORPORATE RECORDS; EXAMINATION BY STOCKHOLDERS. The corporation shall keep correct and complete books and records of account and minutes of the proceedings of its stockholders and Board of Directors and committees thereof. The corporation shall also keep at its registered office or principal place of business in the State of Delaware or at the office of a transfer agent or registrar in the State of

Delaware a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each.

     Any person who is a stockholder of record shall have the right to examine, in person or by agent, at any reasonable time or times, the corporation's books and records of account, minutes, voting trust agreements filed with the corporation and record of stockholders, and to make extracts therefrom but only for a proper purpose. In order to exercise this right, a stockholder must make written demand upon the corporation, stating with particularity the records sought to be examined and the purpose therefor.



                                  ARTICLE III
                                  -----------
                                   DIRECTORS
                                   ---------


     SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the corporation shall be not less than three (3) and shall be determined by the stockholders of the corporation. Each Director shall hold office until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified. Unless the Certificate of Incorporation or these By-Laws otherwise provide, directors need not be residents of the State of Delaware or stockholders of the corporation. The number of Directors may be increased or decreased from time to time by amendment to these By-Laws. A decrease in the number of Directors does not shorten an incumbent Director's term.

     SECTION 3. REGULAR MEETINGS. A regular annual meeting of the Board of Directors shall be held without other notice than this By-Law, immediately after and at the same place as the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any Director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

     SECTION 5. INFORMAL ACTION BY DIRECTORS. Unless specifically prohibited by the Certificate of Incorporation, any action required to be taken at a meeting of the Board of Directors of the corporation, or any other action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be.

     The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more Director(s). All the approvals evidencing the consent shall be delivered to the secretary to be filed in the corporate records. The action taken shall be effective when all the Directors have approved the consent unless the consent specifies a different effective date.

     SECTION 6. NOTICE AND WAIVER OF NOTICE. Notice of any special meeting shall be given at least two (2) full days prior thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except where a Director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 7. QUORUM. A majority of the Board of Directors fixed by these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors provided that, if less than a majority of the Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     SECTION 8. MANNER OF ACTING. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless a greater number is required by the Certificate of Incorporation.

     SECTION 9. REMOVAL OF DIRECTORS. One or more of the Directors may be removed, with or without cause, at a meeting of stockholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of Directors; provided that no Director shall be removed at a meeting of stockholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more Directors named in the notice.

     SECTION 10. RESIGNATION OF DIRECTORS. A Director may resign at any time by giving written notice to the Board of Directors, its Chairman, or to the President or Secretary of the corporation. A resignation is effective when the notice is given unless the notice specifies a future date. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

     SECTION 11. VACANCIES. Any vacancy occurring in the board of Directors or a directorship to be filled by reason of an increase in the number of Directors, may be filled by election at any annual meeting of stockholders or at a special meeting of stockholders called for that purpose; provided, however, that in the event of a vacancy or vacancies arising between meetings of the stockholders by reason of an increase in the number of Directors or otherwise, the Board of Directors may fill such vacancy. A Director elected by the stockholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected. A Director appointed by the board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders at which directors are to be elected.

     SECTION 12. COMMITTEES. A majority of the Directors may create one or more committee(s) and appoint members of the Board to serve on the committee or committees. Each committee shall have two or more member(s), who serve at the pleasure of the Board.

     Unless the appointment by the Board of Directors requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provisions of these By-Laws or action by the Board of Directors, the committee by majority vote of its members shall determine the time and place of meetings and the notice required therefor.

     To the extent specified by the Board of Directors or in the Certificate of Incorporation or these By-Laws, each committee may exercise the authority of the board of Directors; provided, however, that a committee may not:

             (i)  authorize distributions;

            (ii) approve or recommend to stockholders any act required by law to be approved by stockholders;

           (iii)  fill vacancies on the Board or on any of its committees;

            (iv) elect or remove officers or fix the compensation of any member of the committee;

             (v)  adopt, amend or repeal the By-Laws;

            (vi)  approve a plan of merger not requiring stockholder approval;

           (vii) authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the Board;

          (viii) authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences and limitations of a series of shares, except that the Board may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or

            (ix) amend, alter, repeal or take action inconsistent with any resolution or action of the Board of Directors when the resolution or action of the Board of Directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

     SECTION 13. COMMUNICATIONS EQUIPMENT. Unless specifically prohibited by the Certificate of Incorporation, members of the Board of Directors or of any committee of the Board of Directors may participate in and act at any meeting of such Board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

     SECTION 14. COMPENSATION. Directors as such shall not receive any stated salaries for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.


                                  ARTICLE IV
                                  ----------
                                   OFFICERS
                                   --------

     SECTION 1. NUMBER. The officers of the corporation shall be a President, any number of Vice Presidents (the number thereof, if any, to be determined by the Board of Directors), a Treasurer, a Secretary and such other officers, assistant officers and agents as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held immediately after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until the next annual meeting of Directors and until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal.

     SECTION 3. REMOVAL. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors, for or without cause, whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

     SECTION 4. PRESIDENT. The President shall be the chief executive officer of the corporation. Subject to the control of the Board of Directors, he shall have general and active management of the business of the corporation and shall have supervisory power and authority over all officers and agents elected or appointed by the Board of Directors and over the appointment or employment, functions, duties, removal or discharge of all other employees and agents of the corporation. The President may sign and execute all instruments in the name of the corporation. He shall preside at all meetings of the stockholders. He shall have the general powers and duties of supervision and management usually vested in the office of the president of a corporation. The President may delegate any of his powers or functions to any officers of the corporation.

     SECTION 5. THE VICE PRESIDENTS. In the absence of the President or in the event of his inability or refusal to act, the executive or senior vice president (or in the event there be more than one executive or senior vice president, the executive or senior vice presidents in order of their election), or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one vice president, the Vice Presidents in the order designated by the Board of Directors or if no such designation has been made, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign all instruments in the name of the corporation and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 5A. MANAGER OF OPERATIONS AND BUSINESS DEVELOPMENT. The Manager of Operations and Business Development shall assist in the supervision of the day to day operations of the corporation and shall perform such duties and have such powers as may from time to time be prescribed by the Board of Directors, the President or any Senior Vice President.

     SECTION 6. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such money in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these By-Laws; and (b) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President, or by the Board of Directors.

     SECTION 7. THE SECRETARY. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary or such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers and Assistant Secretaries shall be elected by the Board of Directors and shall hold office for such period as the Board of Directors may prescribe. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

     SECTION 9. OTHER OFFICERS, ASSISTANT OFFICERS AND AGENTS. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-Laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

     SECTION 10. COMPENSATION. Compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a Director of the corporation.

                                   ARTICLE V
                                   ---------
                     CONTRACTS, LOANS, CHECKS AND DEPOSITS
                     -------------------------------------

     SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                                  ARTICLE VI
                                  ----------
                  CERTIFICATES FOR SHARES AND THEIR TRANSFER
                  ------------------------------------------


     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as may be determined by the Board of Directors; provided that:

          (i)  each certificate representing the shares shall state:

               (a) that the corporation is organized under the laws of the State of Delaware;

               (b)  the name of the person to whom issued; and

               (c) the number and class of shares, and the designation of the series, if any, which such certificate represents; and

          (ii) if the Certificate of Incorporation authorize the corporation to issue shares of more than one class, each certificate representing such shares shall have set forth upon its face or back:

               (a) a full summary or statement of all of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of each class authorized to be issued; and, if the Certificate of Incorporation authorize the corporation to issue preferred or special class in series, the variations in the relative rights and preferences between the shares of such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series; or

               (b) a notation that such statement, in full, will be furnished to any shareholder upon request and without charge.

Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary, and may be sealed with the seal or a facsimile of the seal of the corporation, if the corporation uses a seal. If a certificate is countersigned by a transfer agent or registrar, other than the corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles. No certificate shall be issued for any share until such share is fully paid.

     SECTION 2. TRANSFERS OF SHARES. Transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation. In addition, in the case of transfers of shares represented by certificates, transfers shall be made upon the books of the corporation only upon surrender to the corporation of the certificates representing the number of shares to be transferred except that in the case of a lost, destroyed or mutilated certificate, a transfer may be made upon such terms and indemnification of the corporation as the Board of Directors may prescribe. Regardless of whether shares are represented by certificates or are uncertificated, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

                                  ARTICLE VII
                                  -----------
               INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS
               ------------------------------------------------

     SECTION 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit (other than an action or suit by or in the right of the corporation) or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding that the person had reasonable cause to believe that his or her conduct was unlawful.

     SECTION 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Notwithstanding the foregoing, the corporation shall not be required to indemnify any such person in connection with a proceeding voluntarily initiated by such person unless the proceeding was authorized by a majority of the entire Board of Directors.

     SECTION 3. To the extent that a present or former director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VII or in defense of any claim, issue or matter therein, such person shall be indemnified against that portion of his expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with such claim, issue or matter.

     SECTION 4. Any indemnification under Sections 1 and 2 of this Article VII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this
Article VII. Such determination shall be made: (a) by the Board of Directors by a majority vote of a disinterested quorum; or (b) if such a quorum is not obtainable, or even where such a quorum is obtainable, if that quorum so directs, by the written opinion of the independent legal counsel selected by the Board of Directors in good faith; or (c) by the stockholders.

     SECTION 5. Expenses (including attorneys' fees) incurred in defending a civil or criminal action or suit, or in the course of a proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 4 of this Article VII, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall be ultimately determined that he or she is entitled to be indemnified by the corporation as now or hereafter authorized by law and this Article VII.

     SECTION 6. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation; and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 7. The corporation may purchase and maintain insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.

     SECTION 8. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (i) arising under the Employee Retirement Income Security Act of 1974 or regulations promulgated thereunder, or under any other law or regulation of the United States or any agency or instrumentality thereof or law or regulation of any state or political subdivision or any agency or instrumentality of either, or under the common law of any of the foregoing, against expenses (including attorneys' fees), judgments, fines, penalties, taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceding by reason of the fact that he is or was a fiduciary, disqualified or party in interest with respect to an employee benefit plan covering employees of the corporation or of a subsidiary corporation, or is or was serving in any other capacity with respect to such plan, or has or had any obligations or duties with respect to such plan by reason of such laws or regulations, provided that such person was or is a director, officer, employee or agent of the corporation; or (ii) in connection with any matter arising under federal, state or local revenue or taxation laws or regulations, against expenses (including attorneys' fees), judgments, fines, penalties, taxes, amounts paid in settlement and amounts paid as penalties or fines necessary to contest the imposition of such penalties or fines, actually and reasonably incurred by him in connection with such action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise and had responsibility for or participated in activities relating to compliance with such revenue or taxation laws and regulations; provided, however, that such person did not act dishonestly or in willful or reckless violation of the provisions of the law or regulation under which such suit or proceeding arises. Unless the Board of Directors determines that under the circumstances then existing, it is probable that such director, officer, employee or agent will not be entitled to be indemnified by the corporation under this section, expenses incurred in defending such suit or proceeding, including the amount of any penalties or fines necessary to be paid to contest the imposition of such penalties or fines, shall be paid by the corporation in advance of the final disposition of such suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation under this section.

     SECTION 9. For purposes of this Article VII, references to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such merging corporation, or is or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article VII with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

     SECTION 10. For purposes of this Article VII references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Article.


                                 ARTICLE VIII
                                 ------------
                                  FISCAL YEAR
                                  -----------

     The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                  ARTICLE IX
                                  ----------
                                 DISTRIBUTIONS
                                 -------------


     The Board of Directors may from time to time make distributions to its shareholders in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

                                   ARTICLE X
                                   ---------
                                     SEAL
                                     ----


     The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words, "Corporate Seal, Delaware."


                                  ARTICLE XII
                                  -----------
                                  AMENDMENTS
                                  ----------

     Unless the power to make, alter, amend or repeal the By-Laws is reserved to the stockholders by the Certificate of Incorporation, these By-Laws may be altered, amended or repealed at any meeting of the stockholders or of the Board of Directors.